SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 9, 1995
(Date of earliest event reported)

CERBCO, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-16749
(Commission File Number)

54-1448835
(IRS Employer Identification No.)

3421 Pennsy Drive, Landover, Maryland 20785
(Address of principal executive offices)

Registrant's telephone number, including area code:  (301) 773-1784 (tel);
(301) 322-3041 (fax)

None
(Former name or former address, if changed since last report)

Item 5.  Other Events.

         See press releases of the registrant dated August 11, 1995 and August 30, 1995 attached hereto.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 5, 1995

CERBCO, Inc.
- ------------------------
(Registrant)


By:  Robert W. Erikson
     President

                                                            PRESS RELEASE
                                                    For Immediate Release

     COURT RULES JUDGMENT IN FAVOR OF DEFENDANTS CERBCO, INC.
        AND ITS TWO CONTROLLING STOCKHOLDERS IN FIVE-YEAR
                      DERIVATIVE LITIGATION

     LANDOVER, MD, August 11, 1995 - CERBCO, Inc. [NASDAQ: CERB] announced that the Delaware Court of Chancery concluded after trial in Thorpe v. CERBCO, a stockholder derivative action, that the course of conduct of CERBCO's principal officers, George and Robert Erikson, in attempting to sell their control stock of CERBCO in 1990 was "wholly fair to the corporation." Chancellor William T. Allen stated that judgment would be entered in favor of CERBCO and the Eriksons.

     In March 1990, the Eriksons entered into a letter of intent with Insituform Technologies, Inc. ("ITI") to sell their controlling interest in the Company to ITI for $6,000,000. The proposed transaction, if consummated, would have made ITI the controlling stockholder of the Company, and, indirectly, of each of the Company's three direct subsidiaries at the time, Insituform East, Capitol Copy, and CERBERONICS. In September 1990, the Eriksons informed the Company that the letter of intent had expired without consummation of any transaction, that negotiations had ceased, and that the Eriksons had no further intention at the time of pursuing the proposed sale.

     In August 1990, a complaint against the Company and the Eriksons was filed in the Delaware Court of Chancery by two stockholders. All but one of plaintiffs' claims subsequently were dismissed by the Court before trial. A five-day trial was held beginning on February 21, 1995. The Court issued its written decision on August 9, 1995.

     In its 25-page opinion, the Court held that the Eriksons had "the burden to show that their course of conduct was wholly fair to the corporation," then stated, "I conclude that they have satisfied that burden."

     In reaching its decision, the Court noted, "First, . . . [the] defendants never did close any sale of their controlling stock of CERBCO and thus have yet realized no control premium with respect to their stock. Nor has CERBCO sold its controlling interest in East. Thus, to that extent, with respect to ownership or control of East, things remain unchanged from the date of the first approach of [ITI] to today."

     "Second, the evidence demonstrates to my satisfaction that the sale by CERBCO of control of East, in any transaction that would have been minimally acceptable to [ITI], would have required approval of the CERBCO shareholders under Section 271 of the Delaware General Corporation Law. Thus, the Eriksons, in their capacity as [controlling] shareholders, lawfully had the statutory power to reject such a transaction. If [theoretically] they had exercised that power selfishly, they would not, in my opinion, have violated any duty owed to the CERBCO's other shareholders, so long as they did not otherwise use control over corporate processes to affect the outcome. Absent an abuse of corporate power, the law cannot rationally recognize a right in controlling shareholders to sell their stock to a third party at a premium and also direct them to exercise their statutory right to vote in a way that would negate that right."

COURT RULES JUDGMENT IN FAVOR OF DEFENDANTS CERBCO, INC.
Page Two

     The Court concluded ". . . that a sale by CERBCO of control of East that would have satisfied [ITI's] desires and expectations would have required an
affirmative vote of CERBCO's stockholders . . .    As the Eriksons would have
voted [their] majority of the CERBCO stock against the sale . . . the sale could not have been completed. CERBCO accordingly could not have suffered any damages from never having the opportunity to negotiate with [ITI]."

     George Wm. Erikson, CERBCO's Chairman, said CERBCO was pleased with the Court's decision, noting that the Company's recent strong performance has occurred despite the harm done by the distraction and expense of the litigation. He also said, "I am very pleased personally that the Delaware Chancellor's decision confirmed, what we maintained from the very start of this litigation, that CERBCO and its shareholders had not been damaged by the proposed sale."

     Robert W. Erikson, President of the Company, said that, "I am gratified that the Court's decision confirmed that our course of conduct was wholly fair to the corporation and reconfirmed that controlling stockholders have a right to sell their stock. I remain upset at the enormous cost to all CERBCO stockholders caused by plaintiffs' five-year pursuit of an action challenging a lawful transaction that never happened."

     The Company noted that appeal of the Court's decision remains available to plaintiffs. Accordingly, costs of the lengthy litigation to the Company may not be fully concluded. From inception of the matter through this decision by the Court, legal fees and expenses to the Company have totaled approximately $2 million.

     CERBCO, Inc. [NASDAQ: CERB] is a parent holding company with controlling interests in Insituform East, Inc. [NASDAQ: INEI] (excavationless sewer and pipeline rehabilitation); and Capitol Copy Products, Inc. (copier and fax equipment sales, service and supplies).


Contact:  Robert W. Erikson                     George Wm. Erikson
          President                             Chairman
          (301) 773-1784                        (301) 773-1784

                                                             PRESS RELEASE
                                                     For Immediate Release

                     COURT CONCLUDES NO BENEF IT TO CERBCO AND
              DENIES PLAINTIFFS' $1.5 MILLION PETITION FOR ATTORNEY'S FEES
                   AND EXPENSES IN FIVE-YEAR DERIVATIVE LAWSUIT

     LANDOVER, MD, August 30, 1995 - CERBCO, Inc. [NASDAQ: CERB] announced that the Delaware Court of Chancery has further ruled against the derivative plaintiffs in Thorpe v. CERBCO, following its August 9, 1995 opinion stating judgment would be entered in favor of defendants on all claims. In a Final Order and Judgment entered August 25, 1995, the Court denied plaintiffs'
August 23rd petition requesting the court to require defendant CERBCO, Inc.
to pay plaintiffs' counsel fees and expenses of $1,513,498.97.

     In a 7-page opinion accompanying the Final Order and Judgment, Chancellor William T. Allen noted that CERBCO, Inc. objected to the fee petition because "the extensive, expensive litigation that plaintiffs pursued terminated in a decision in which no relief of any kind was awarded" and CERBCO "received no benefit of any kind as a result of the litigation and thus should in no event be required to underwrite the costs of plaintiffs' unproductive venture." The Chancellor stated " . . . I conclude that this litigation conferred no substantial benefit on CERBCO and thus it is not appropriate that the court require others to share the substantial costs that plaintiffs and their counsel have incurred in this litigation." The Court also found that, "The work for which plaintiffs seek compensation now was work necessary to adjudicate their damage claim, which unhappily for them was lost."

     George Wm. Erikson, CERBCO's Chairman, stated, "I am pleased by the Court's decision to deny plaintiffs' counsel's attempt to inflict the cost of their fees and expenses on CERBCO. Plaintiffs' counsel chose to bring and continue this litigation over the repeated objections of CERBCO and its counsel and, as a consequence, subjected the Company to substantial disruption and expense. The Court's dismissal of plaintiffs' counsel's petition for fees and expenses is appropriate."

     Robert W. Erikson, President of the Company, said that, "I am dumbfounded that the plaintiffs in a "derivative" lawsuit who said they were seeking . . . 'relief for CERBCO, not from CERBCO' . . ., would turn around after a total loss on the merits and assert a claim against the Company for over $1.5 million for legal services. I am gratified the court awarded nothing in contingent legal fees to the lawyers who brought this meritless suit."

     The Company has been advised that plaintiffs have appealed the Final Order and Judgment, the August 25 Opinion and two earlier opinions of the Court which dismissed claims by plaintiffs. Accordingly, costs of the lengthy litigation to the Company are not concluded. From inception of the matter through final judgment by the Court of Chancery, legal fees and expenses paid by the Company in defending against the lawsuit have totaled approximately $2 million.

     CERBCO, Inc. [NASDAQ: CERB] is a parent holding company with controlling interests in Insituform East, Inc. [NASDAQ: INEI] (excavationless sewer and pipeline rehabilitation); and Capitol Copy Products, Inc. (copier and fax equipment sales, service and supplies).

Contact:  Robert W. Erikson             George Wm. Erikson
          President                     Chairman
          (301) 773-1784                (301) 773-1784